EXHIBIT 4.20

TO SUBSCRIBE, EACH SUBSCRIBER MUST RETURN TO THE FOLLOWING:

a.	Duly completed and executed Subscription Agreement (complete cover page):
b.	Subscription Funds by certified cheque, bank draft, money order or wire transfer; and
c.	Duly completed and executed Accredited Investor Certificate (attached as schedule "D").

SUBSCRIPTION AGREEMENT - ONTARIO SUBSCRIBERS

TO: ADB Systems International Ltd. (the "Corporation")

The undersigned (hereinafter referred to as the "Subscriber") hereby confirms its agreement to subscribe for the number of units ("Units") of the Corporation set out below, each Unit consisting of one common share (each a "Common Share") and one half of one non-transferable common share purchase warrant (each a "Warrant"), at a price of $0.23 per Unit, in the aggregate amount as set out below opposite the headings "Number of Units" and "Purchase Price". Each whole Warrant will entitle the holder to acquire one Common Share at an exercise price of $0.40 at any time prior to the fourth anniversary of the Closing Date. This subscription is made upon and subject to the terms and conditions set forth in Schedule "A" attached hereto and is subject to the formal terms and conditions of the certificates representing the Common Shares and the Warrants, as the case may be. The particulars of this offering (together with certain other material covenants and acknowledgements) are set out in Schedules "A" and "B" to this subscription agreement and certain representations and warranties to be made by the Subscriber so that the Corporation can ensure compliance with applicable securities laws are set out in Schedule "C" to this subscription agreement, all of which forms part of and is hereby incorporated as part of this subscription agreement.

Name of Subscriber - please print	Number of Units:

By:	Purchase Price: $

Authorized signature

Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.	Please complete if purchasing as agent or trustee for a disclosed principal.

Subscriber's address	Name of disclosed principal

Telephone number
Address of disclosed principal

Fax number
Telephone Number of disclosed principal

Email address	Deliver the Units as set forth below:

Register the Common Shares and Warrants subscribed for
hereunder as set forth below:	Name

Name
Account reference, if applicable

Account reference, if applicable
Address

Address	Contact Name

ACCEPTANCE: The Corporation hereby accepts the above subscription on the terms and conditions contained in this Subscription Agreement.

ADB SYSTEMS INTERNATIONAL LTD. ________________________, 2005.

Per: _______________________________________

Name:

Title:

SCHEDULE "A"

This is Schedule "A" to the subscription agreement relating to the purchase of Units of ADB Systems International Ltd.

TERMS OF THE OFFERING

1.	Offering. The Units subscribed for hereunder form the total sale by the Corporation of 2,500,000 Units (the "Offering").

2.
Definitions. In this subscription agreement and the schedules to this subscription agreement the defined terms set out in the first page of this subscription agreement or as set out in Section 1 above shall apply and, unless the context otherwise requires:

o
"Applicable Securities Laws" means the applicable securities laws of the Province of Ontario and the regulations and rules made and forms prescribed thereunder, together with all applicable instruments, published policy statements, blanket orders, notices, rulings and rules of the Ontario Securities Commission;

o	"Business Day" means a day other than a Saturday, Sunday or statutory or banking holiday in Toronto, Ontario;
o	"Closing Date" means on or about February 23, 2005, or such other date or dates as the Corporation may designate;
o	"Closing Time" means 10:00 a.m. (Toronto time) on the Closing Date, or such other time on the Closing Date as the Corporation may designate;
o	"Common Share" means one common share in the capital of the Corporation;
o
"Corporation's Information Record" means any statement contained in any press release, material change report, financial statements or other document of the Corporation which has been or is publicly disseminated, whether pursuant to any Applicable Securities Laws or otherwise, prior to the Closing Time;

o	"including" means including without limitation;
o	"material" means material in relation to the Corporation;
o
"material change" means any change in the business, operations, assets, liabilities, ownership or capital of the Corporation, on a consolidated basis, that would reasonably be expected to have a significant effect on the market price or value of the Common Shares and includes a decision to implement such a change made by the board of directors of the Corporation or by senior management of the Corporation who believe that confirmation of the decision by the board of directors is probable;

o	"material fact" means any fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Common Shares;
o
"Material Subsidiaries" means the material direct or indirect subsidiaries of the Corporation, being, ADB Systemer ASA (Norway), ADB Systems USA, Inc. (Delaware) and ADB Systems International Limited (Ireland);

o
"misrepresentation" means an untrue statement of material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

o	"Regulation S" means Regulation S under the U.S. Securities Act;
o	"TSX" means the Toronto Stock Exchange;
o	"Units" means the 2,500,000 units being offered by the Corporation at a price of $0.23 per unit, each unit consisting of one Common Share and one half of one Warrant;
o	"Unit Price" means $0.23 per Unit;
o	"United States" means the United States as that term is defined in Regulation S;
o	"U.S. Person" means a U.S. Person as that term is defined in Regulation S;
o	"U.S. Securities Act means the Securities Act of 1933, as amended, of the United States of America;
o
"Warrant" means a non-transferrable Common Share purchase warrant comprising part of the Units being offered by the Corporation pursuant to this subscription agreement, each whole warrant entitling the holder to purchase one Common Share at a price of $0.40 at any time prior to the fourth anniversary of the Closing Date; and

o	"Warrants Shares" means the Common Shares issuable upon exercise of the Warrants.

3.	Currency All dollar amounts referred to in this subscription agreement and the schedules thereto are expressed in Canadian funds.

4.	Representations and Warranties of the Corporation. The Corporation hereby represents and warrants for the benefit of the Subscriber as follows:

a.
the Corporation is (and will be at the Closing Time) a reporting issuer in the Provinces of Ontario, Alberta and British Columbia, and is in compliance with all material obligations under applicable securities legislation of such jurisdictions;

b.
the Corporation has been duly incorporated and organized and is validly subsisting under the laws of the Province of Ontario and has all requisite corporate power and authority to own its assets and to carry on its business as currently conducted;

c.
each of the Material Subsidiaries has been duly incorporated and organized and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets;

d.
the Corporation and each of the Material Subsidiaries is conducting its business in material compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it carries on business to enable its business to be carried on as now conducted and all such licences, registrations and qualifications are and will at the Closing Time be valid, subsisting and in good standing, except in respect of matters which do not and will not result in any adverse material change in respect of the Corporation, and except for the failure to be so qualified or the absence of any such license, registration or qualification which does not and will not have a material adverse effect on the business, results of operations, prospects or condition (financial or otherwise) of the Corporation and its subsidiaries, on a consolidated basis;

e.
the Corporation has all required corporate power and authority to enter into and carry out the provisions of this subscription agreement and the transactions contemplated hereby and all necessary corporate action has been taken or will have been taken prior to the Closing Time by the Corporation to duly authorize the execution and delivery of this subscription agreement and such other agreements and instruments and the consummation of the transactions contemplated thereby and so as to validly create, issue and deliver the Common Shares and Warrants subscribed thereby and to validly create and allot for issuance the Common Shares and Warrant Shares;

f.
the Corporation is not in default or in breach in any material respect of, and the execution and delivery of this subscription agreement by the Corporation, the performance and compliance with the terms of this subscription agreement, the issue and sale of the Common Shares and Warrant Shares will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default either directly or indirectly under any term or provision of the constating documents, by-laws or resolutions of the Corporation or any material mortgage, note, indenture, contract, agreement, instrument, lease or other document to which any of them is a party or by which any of them is bound;

g.
the Common Shares and the Common Shares issuable upon exercise of the Warrants, if and when issued in accordance with the terms of the Warrant certificates, as applicable, will be validly issued and outstanding as fully paid and non-assessable;

h.
no approval, authorization, consent or other order of, and no filing, registration or recording with, any governmental authority is required by the Corporation in connection with the execution and delivery or with the performance by the Corporation of this subscription agreement except in compliance with and the rules of the TSX;

i.
this subscription agreement and all other agreements required in connection with the issue and sale of the Units have been or will be, at or prior to the Closing Time, duly authorized, executed and delivered by the Corporation and will be valid and binding obligations of the Corporation enforceable in accordance with their respective terms (except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) general equitable principles or (iii) limitations under applicable law in respect of rights of indemnity, contribution and waiver of contribution); and

j.	the Corporation intends that the net proceeds of the Offering will be used substantially in the manner specified in Schedule "B" hereto.

5.
Reliance upon Representations, Warranties and Covenants of the Corporation. The Corporation further agrees that, by delivering the Common Shares and Warrants to the Subscriber, the Corporation will be representing and warranting that the representations, warranties and covenants contained in this subscription agreement are true as at the Closing Time with the same force and effect as if they had been made by the Corporation at the Closing Time.

6.
Closing of Purchase. The Subscriber acknowledges and agrees that delivery of and payment for the Units will be completed at the offices of the Corporation or its legal counsel at 10:00 a.m. (Toronto time) on the Closing Date which will be on or about February 23, 2005, or such earlier or later date or time as may be determined by the Corporation.

7.
Payment and Delivery. The Subscriber agrees to deliver to the Corporation at Valhalla Executive Centre, 302 The East Mall, Suite 300, Etobicoke, ON, M9B 6C7 (Attention: Michael Robb), (fax number: (416) 640-0412), prior to the Closing Time:

a.	his or her duly completed and executed subscription agreement (including Schedule "D");

b.
a certified cheque or bank draft payable to "ADB Systems International Ltd.", or wire transfer in Canadian funds to the Corporation for the principal amount of the Units subscribed for under this subscription agreement or payment of the same amount in such other manner as is acceptable to the Corporation; and

c.	such other documents as may be required pursuant to the terms of this subscription agreement.

8.
Conditions of Closing. If, by the Closing Time, the terms and conditions contained in this subscription agreement have been complied with to the satisfaction of the Corporation or waived by the Corporation, the Subscriber shall deliver to the Corporation a certified cheque or bank draft representing subscription funds payable against delivery by the Corporation of the Common Share and Warrant certificates and such other documentation as may be required. This subscription is subject to acceptance by the Corporation (as described below). Certificates endorsed by the Corporation representing the Common Shares and Warrants will be available for delivery to the Subscriber in Toronto, Ontario at the Closing Time against payment of the purchase price for the Units. The Corporation will deliver such certificates to the address set out for delivery on page 2 of this subscription agreement promptly after the closing of its Offering.

9.
Acceptance or Rejection. The Corporation will have the right to accept or reject (in whole or in part) this subscription at any time at or prior to the Closing Time, and the right is reserved to the Corporation to allot to any subscriber less than the number of Units subscribed for. The Subscriber acknowledges and agrees that the acceptance of this subscription agreement will be conditional upon the sale of the Units to the Subscriber being exempt from any prospectus and registration requirements of Applicable Securities Laws. The Corporation will be deemed to have accepted this subscription agreement upon the delivery at closing of the Common Share and Warrant certificates referred to in Section 8 above in accordance with the provisions hereof.

10.
Resale Restrictions. The Subscriber understands and acknowledges that the Common Shares and Warrant Shares will be subject to certain resale restrictions under applicable securities legislation and the Subscriber agrees that the Subscriber will not resell the Common Shares, Warrants or Warrant Shares except in accordance with the provisions of applicable securities legislation, regulatory policy and stock exchange rules. Subscribers are advised to consult their own legal advisors in this regard. The Subscriber also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible for complying with such restrictions (and the Corporation is not in any manner responsible for ensuring compliance by the Subscriber with such restrictions).

11.
Legend. The Subscriber acknowledges that the following legend is to be placed on the Common Shares and the Warrant certificates (and the certificates evidencing the Warrants Shares, if issued during the four month period referred to in such legend) being acquired:

o	"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE ______________"(four months and one day from the Closing Date.)

12.	No Revocation. The Subscriber agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber.

13.
Indemnity. The Subscriber agrees to indemnify and hold harmless the Corporation and its respective directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation, warranty or covenant of the Subscriber contained herein or in any document furnished by the Subscriber to the Corporation in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Corporation in connection herewith.

14.
Modification. Neither this subscription agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

15.	Miscellaneous.

a.
The agreement resulting from the acceptance of this subscription agreement by the Corporation contains the whole agreement between the parties hereto in respect of the subject matter hereof and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than as expressly set forth herein and in any amendments hereto.

b.
All representations, warranties, agreements and covenants made or deemed to be made by the Subscriber in this subscription agreement will survive the execution and delivery, and acceptance, of this subscription agreement and the closing of the Offering.

c.
Time shall be of the essence of this subscription agreement. This subscription agreement and the rights and obligations of the parties hereunder will be governed by and construed according to the laws of the Province of Ontario and the laws of Canada applicable therein.

d.
This subscription agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

SCHEDULE "B"

This is Schedule "B" to the subscription agreement relating to the purchase of Units of ADB Systems International Ltd. (the "Corporation"). Capitalized terms used but not defined in this schedule are intended to have the meanings ascribed thereto, as applicable, on the first page of this subscription agreement and sections 1 and 2 of Schedule "A" to this subscription agreement

ADB SYSTEMS INTERNATIONAL LTD.
Summary of Proposed Terms Offering of Units
by way of Private Placement

Issuer:	ADB Systems International Ltd.

Offering:
2,500,000 Units to be issued by way of private placement exemptions from prospectus and registration requirements in the Province of Ontario, subject to the receipt of any applicable regulatory and stock exchange approvals.

Issue Price:	$0.23 per Unit.

Units:
Each Unit will consist of one common share (a "Common Share") and one half of one Common Share purchase warrant (a "Common Share Warrant"). Each whole Common Share Warrant will entitle the holder to acquire one common share at an exercise price of $0.40 at any time prior to the fourth anniversary of the Closing Date.

Use of Proceeds:	For working capital and general corporate purposes.

Minimum Subscription:	$575,000 or such other amount determined at the sole discretion of the Corporation.

Hold Period:	The Corporation will be a "reporting issuer" on the Closing Date, such that it is expected that the securities comprising the Units will have a restricted period of four months from the Closing Date.

Commission:	None.

SCHEDULE "C"

This is Schedule "C" to the subscription agreement relating to the purchase of Units of ADB Systems International Ltd. (the "Corporation"). Capitalized terms used but not defined in this schedule are intended to have the meanings ascribed thereto, as applicable, on the first page of this subscription agreement and Schedule "A" to this subscription agreement.

By executing this subscription agreement, the Subscriber represents and warrants to the Corporation which representations and warranties are true as of the date of this subscription agreement and will be true as of the Closing Date, that:

1.	Representations and Warranties

a.
Authorization and Effectiveness. If the Subscriber is a corporation, the Subscriber is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this subscription agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof. If the Subscriber is a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this subscription agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof. If the Subscriber is a natural person, he or she has obtained the age of majority and is legally competent to execute this subscription agreement and to take all actions required pursuant thereto.

Whether the Subscriber is a natural person or a corporation, partnership or other entity, upon acceptance by the Corporation, this subscription agreement will constitute a legal, valid and binding contract of the Subscriber, and any beneficial purchaser for whom it is purchasing, enforceable against the Subscriber and any such beneficial purchaser in accordance with its terms.

b.
Residence. The Subscriber is a resident of, or otherwise subject to, the jurisdiction referred to under ÒName and Address of SubscriberÓ on the first page of this subscription agreement, which address is the residence or place of business of the Subscriber not created or used solely for the purpose of acquiring Units, and:

i.	is not (and is not purchasing Units for the account or benefit of) a U.S. Person;

ii.	was not offered the Units in the United States; and

iii.	did not execute or deliver this agreement in the United States.

c.	Investment Intent. The Subscriber is acquiring Common Shares and Warrants to be held for investment only and not with a view to resale or distribution.

d.	Prospectus Exemptions. The Subscriber acknowledges and agrees that:

i.	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Common Shares or the Warrants;

ii.	there is no government or other insurance covering the Common Shares or Warrants;

iii.	there are risks associated with the purchase of the Common Shares and Warrants and in owning the Common Shares and Warrants;

iv.
the sale and delivery of the Common Shares and Warrants to the Subscriber is conditional upon such sale being exempt from the requirements under Applicable Securities Laws requiring the filing of a prospectus in connection with the distribution of the Common Shares and Warrants. The Subscriber acknowledges that it is aware that it is purchasing the Units pursuant to an exemption from the prospectus requirement under applicable securities legislation and, as a consequence, (i) it is restricted from using most of the civil remedies available under securities legislation; (ii) it may not receive information that would otherwise be required to be provided to it under securities legislation; and (iii) the Corporation is relieved from certain obligations that would otherwise apply under securities legislation.

e.
Offering Documents. The Subscriber has not received, nor does the Subscriber need to receive, any document purporting to describe the business and affairs of the Corporation that has been prepared for delivery to and review by prospective investors so as to assist those investors to make an investment decision in respect of securities being sold in a distribution of securities of the Corporation.

f.
No Solicitation or Advertising. The Subscriber acknowledges that it has not purchased the Units as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

g.
No Undisclosed Information. The Units are not being purchased by the Subscriber as a result of any material information concerning the Corporation that has not been publicly disclosed and the Subscriber's decision to tender this offer and acquire Units has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation, or any other person and is based entirely upon the currently available public information concerning the Corporation.

h.
Investment Suitability. The Subscriber has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Common Shares and Warrants and is able to bear the economic risk of loss of such investment. The Subscriber acknowledges and agrees that the Subscriber is responsible for obtaining such legal advice as the Subscriber considers appropriate in connection with the execution, delivery and performance by the Subscriber of this agreement and the transactions contemplated hereunder.

i.	Subscription Agreement. The Subscriber has read and understands the contents of this agreement and agrees to be legally bound hereby.

j.	No Repurchase. The Subscriber acknowledges that no person has made to the Subscriber any written or oral representations:

i.	that any person will resell or repurchase the Common Shares, Warrants or Warrant Shares;

ii.	that any person will refund the purchase price of the Common Shares, Warrants or Warrant Shares; or

iii.	as to the future price or value of the Common Shares, Warrants or Warrant Shares;

k.	Subject to Acceptance. The Subscriber acknowledges that this subscription agreement is subject to acceptance and allotment by the Corporation.

l.
No Transfer of Common Shares or Warrant Shares in U.S. The Subscriber acknowledges that the Common Shares and Warrant Shares may not be offered, sold or otherwise transferred to persons in the United States or to U.S. Persons and may not be exercised in the United States or by or on behalf of a U.S. Person and the Subscriber understands that certificates representing the Common Shares and Warrant Shares issued to it will so indicate.

m.
Ontario Subscriber. The Subscriber is a resident of Ontario and the Subscriber or its disclosed principal is an "accredited investor" within the meaning of Ontario Securities Commission Rule 45-501 - Exempt Distributions and falls within one or more of the sub-paragraphs of the definition of "Accredited Investor" set out in Appendix I to Schedule "D" hereto or is purchasing pursuant to paragraph (b) of Schedule "D", and the Subscriber has concurrently executed and delivered to the Corporation a certificate in the form attached as Appendix I to Schedule "D" (the Subscriber having checked the applicable subparagraph(s)).

n.
No Reliance. The Subscriber acknowledges that it has relied solely on publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation.

o.
Independent Advice. The Subscriber acknowledges that it has been encouraged to and should obtain independent legal, income tax and investment advice with respect to its subscription for these Common Shares and Warrants and accordingly, has been independently advised as to the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement.

2.
Reliance Upon Representations, Warranties and Covenants. The Subscriber acknowledges that the representations and warranties contained herein are made by the Subscriber with the intention that they may be relied upon by the Corporation in determining the Subscriber's eligibility to purchase the Units under Applicable Securities Laws. The Subscriber agrees that by accepting delivery of the Common Shares and Warrants on the Closing Date, the Subscriber will be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time.

3.
Personal Information. The Subscriber acknowledges and consents to the fact that the Corporation is collecting the Subscriber's personal information for the purpose of fulfilling this subscription agreement. The subscriber further acknowledges and consents to the fact that the Corporation may be required by Applicable Securities Laws to provide the applicable regulatory authorities with any personal information provided by the Subscriber in accordance with and for the purposes required under Applicable Securities Laws.

SCHEDULE "D"

ONTARIO RESIDENT EXEMPTION CERTIFICATE

The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is acting hereunder) represents, warrants and covenants to the Corporation and acknowledges that the Corporation, and its counsel, are relying thereon that: [Initial or place a checkmark in the box to the left of each applicable item; choose only one of item (a) or (b) below and choose only one sub item in (a) or (b)]:

☐	(a)
the Subscriber is resident in Ontario and falls within one or more of the categories described in the sub-paragraphs of the definition of "accredited investor" as such term is defined in Ontario Securities Commission Rule 45-501 ("Rule 45-501") and has completed the Ontario Accredited Investor Certificate attached hereto as Appendix I, and:

	☐	(i)
if purchasing the securities as principal, the Subscriber is an "accredited investor" (as such term is defined in Rule 45-501), is purchasing the securities as principal for its own account and not for the benefit of any other person, it is purchasing for investment only and not with a view to resale or distribution and no other person, corporation, firm or other organization has a beneficial interest in the said securities being purchased; or

	☐	(ii)
if purchasing the securities as agent for a principal disclosed on the cover page of this subscription agreement, the Subscriber is an agent or trustee of such disclosed principal and such disclosed principal for whom the Subscriber is acting is an "accredited investor", is purchasing the securities as principal for its own account and not for the benefit of any other person, and is purchasing for investment only and not with a view to resale or distribution and no other person, corporation, firm or other organization has a beneficial interest in the said securities being purchased; OR

☐	(b)	the Subscriber is resident in Ontario and is purchasing the securities for a principal or principals which is or are undisclosed or identified by account number only and the Subscriber is:

	☐	(i)	a portfolio adviser (as such term is defined in Rule 45-501) and is purchasing the securities for one or more managed accounts (as defined in Rule 45-501); or

	☐	(ii)
a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada) or under comparable legislation in any jurisdiction and is purchasing the securities for an account that is fully managed by such trust company.

EXECUTED by the Subscriber at _________________ this _____________ day of _____________, 2005.

If a corporation, partnership or other entity:	If an individual:

(Print Name of Subscriber)	(Print Name of Subscriber)

(Signature of Authorized Signatory)	(Signature)

(Name and Position of Authorized Signatory)	(Jurisdiction of Residence)

(Jurisdiction of Residence)	(Print Name of Witness)

(Signature of Witness)

APPENDIX I ONTARIO ACCREDITED INVESTOR CERTIFICATE

The Subscriber hereby represents, warrants and certifies to Corporation that the Subscriber (or its disclosed principal) is an "accredited investor" as defined in Rule 45-501 by virtue of being: [check appropriate boxes]

Accredited Investors

☐	(a)	a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);
☐	(b)	the Business Development Bank incorporated under the Business Development Bank Act (Canada);
☐	(c)
a loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Corporations Act (Canada), or under comparable legislation in any other jurisdiction;

☐	(d)
a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

☐	(e)	a company licensed to do business as an insurance company in any jurisdiction of Canada;
☐	(f)	a subsidiary of any company referred to in paragraph (a), (b), (c), (d) or (e), where the company owns all of the voting shares of the subsidiary;
☐	(g)	a person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction of Canada as an adviser or dealer, other than a limited market dealer;
☐	(h)	the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;
☐	(i)	any Canadian municipality or any Canadian provincial or territorial capital city;
☐	(j)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;
☐	(k)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;
☐	(l)	a registered charity under the Income Tax Act (Canada);
☐	(m)
an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

☐	(n)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

☐	(o)
an individual who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction of Canada as a representative of a person or company referred to in paragraph (g), whether or not the individual's registration is still in effect;

☐	(p)	a promoter of the Corporation or an affiliated entity of a promoter of the Corporation;
☐	(q)	a spouse, parent, brother, sister, grandparent or child of an officer, director or promoter of the Corporation;
☐	(r)
a person or company that, in relation to the Corporation, is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario);

☐	(s)
a company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

☐	(t)	a person or company that is recognized by the Ontario Securities Commission as an accredited investor, pursuant to a discretionary order of the Ontario Securities Commission;
☐	(u)	a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;
☐	(v)
a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director as defined in the Securities Act (Ontario) or, if it has ceased distribution of its securities, has previously distributed securities in this manner;

☐	(w)	a fully managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;
☐	(x)
an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Loan and Trust Companies Act (Canada) or under comparable legislation in any other jurisdiction;

☐	(y)	an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; or
☐	(z)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

For the purposes hereof, the following terms shall have the following meanings:

•	"company" means any corporation, incorporated association, incorporated syndicate or other incorporated organization.

•
"control person" means any person, company or combination of persons or companies holding a sufficient number of any securities of the Corporation to affect materially the control of the Corporation, but any holding of any persons, company or combination of persons or companies holding more than 20 per cent of the outstanding voting securities of the Corporation, in the absence of evidence to the contrary, shall be deemed to affect materially the control of the Corporation.

•	"director" where used in relation to a person, includes a person acting in a capacity similar to that of a director of a company.

•	"entity" means a company, syndicate, partnership, trust or unincorporated organization.

•	"financial assets" means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario).

•
"fully managed account" means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the clientÕs express consent to a transaction.

•
"individual" means a natural person, but does not include a partnership, unincorporated association, unincorporated organization, trust or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative.

•
"mutual fund" includes an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the securities.

•	"non-redeemable investment fund" means an issuer

1.	whose primary purpose is to invest money provided by its securityholders;

2.
that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

3.	is not a mutual fund.

•
"officer" means the chair, any vice-chair of the board of directors, the president, any vice-president, the secretary, the assistant secretary, the treasurer, the assistant treasurer, and the general manager of a company, and any other person designated an officer or a company by by-law or similar authority, or any individual acting in a similar capacity on behalf of the Corporation.

•
"portfolio adviser" means (a) a portfolio manager; or (b) a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the Regulation to the Securities Act (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of the Toronto Stock Exchange or the Investment Dealers' Association of Canada referred to in that subsection.

•
"promoter" means (a) a person or company who, acting alone or in conjunction with one or more other persons, companies or a combination thereof, directly or indirectly, has taken the initiative in founding, organizing or substantially reorganizing the business of the Corporation, or (b) a person or company who, in connection with the founding, organizing or substantial reorganizing of the business of the Corporation, directly or indirectly, received in consideration of services or property, or both services and property, 10 per cent or more of any class of securities of the Corporation or 10 percent or more of the proceeds from the sale of any class of securities of a particular issue, but a person or company who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this definition if such person or company does not otherwise take part in founding, organizing, or substantially reorganizing the business.

•	"related liabilities" means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets.

•
"spouse", in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

For the purposes of the foregoing:

a.
a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

b.	a person or company is considered to be controlled by a person or company if

i.	in the case of a person or company,

A.
voting securities of the first mentioned person or company carrying more than 50 percent of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company, and

B.	the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

ii.	in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50 percent of the interests in the partnership; or

iii.	in the case of a limited partnership, the general partner is the second-mentioned person or company; and

c.	a person or company is considered to be a subsidiary entity of another person or company if

i.	it is controlled by,

A.	that other, or

B.	that other and one or more persons or companies each of which is controlled by that other, or

C.	two or more persons or companies, each of which is controlled by that other; or

d.	it is a subsidiary entity of a person or company that is the other's subsidiary entity.

The foregoing representations contained in this certificate are true and accurate as of the date hereof and will be true and accurate as of the Closing Date. If any such representations shall not be true and accurate prior to the Closing Date, the Subscriber shall give immediate notice to the Corporation.